UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

January 30, 2003
(Date of Report)

ALASKA AIR GROUP, INC.

(Exact name of registrant as specified in its charter) Commission file number 1-8957

Delaware (State or other jurisdiction of incorporation or organization)	91-1292054 (I.R.S. Employer Identification No.)

19300 Pacific Highway South, Seattle, Washington 98188
(Address of principal executive offices)
(206) 431-7040
(Registrant’s telephone number)

ITEM 5.

Other Events and Regulation FD Disclosure
Alaska Air Group, Inc. (the Company) today issued a press release reporting financial results for the quarter and calendar year ended December 31, 2002. The press release is attached as Exhibit 99.1.

The Company also will be providing supplemental data in connection with the restated 2002 and 2001 quarterly information. On January 10, 2003, the Company filed a Form 10-K/A with the SEC restating each of the three years ended December 31, 2001. The attached schedules provide the restated financial results by quarter for 2001, and the first three quarters of 2002. The Company will amend its previously filed Form 10-Q’s restating the first three quarters of 2002 in the next several weeks. The supplemental data is attached as Exhibit 99.2.

FORWARD-LOOKING INFORMATION

This report may contain forward-looking statements that are based on the best information currently available to management. These forward-looking statements are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by phrases such as “will,” “should,” “the Company believes,” “we expect” or any other language indicating a prediction of future events. There can be no assurance that actual developments will be those anticipated by the Company. Actual results could differ materially from those projected as a result of a number of factors, some of which the Company cannot predict or control. For a discussion of these factors, please see Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001. The Company expressly disclaims any duty to update these projections, and makes no representation as to their continued accuracy in the event it does not provide such updates.

ITEM 7.

Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1	Press Release dated January 30, 2003 titled “Alaska Air Group Reports Fourth Quarter Results”

Exhibit 99.2	Supplemental Unaudited Quarterly Financial Results for each of the quarters in the years ended December 31, 2001 and 2002

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.

Registrant

Date: January 30, 2003

/s/ Terri K. Maupin

Terri K. Maupin
Staff Vice President/Finance and Controller

/s/ Bradley D. Tilden

Bradley D. Tilden
Executive Vice President/Finance and Chief Financial Officer